Exhibit 99.1


Footnote 1:

New Mountain Vantage (California) II, L.P. may be deemed to be part of a "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) that beneficially owns an aggregate of 5,622,692 Common Units of Limited Partner Interests that are directly owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (California) II, L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd. (collectively, the "New Mountain Funds"). New Mountain Vantage (California) II, L.P. disclaims beneficial ownership of the Common Units beneficially owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd.

The general partner of New Mountain Vantage (California) II, L.P. is New Mountain Vantage GP, L.L.C. New Mountain Vantage GP, L.L.C. is also the general partner of each of New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd. Steven B. Klinsky is the managing member of New Mountain Vantage GP, L.L.C. and the managing member of New Mountain Vantage Advisers, L.L.C. New Mountain Vantage Advisers, L.L.C. is the manager of each of the New Mountain Funds.